Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Motive Capital Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Domestication Common Stock(2)	Other(3)	41,400,000	$9.89	(3)	$409,446,000.00	$0.0000927	$37,955.64

	Equity	Domestication Public Warrants(4)	Other(5)	13,800,000	---	(5)	---	---	---

	Equity	Domestication Common Stock underlying Domestication Public Warrants(6)	Other(3)	13,800,000	$9.89	(3)	$136,482,000.00	$0.0000927	$12,651.88

	Equity	Domestication Common Stock(7)	Other(3)	150,000,000	$9.89	(3)	$1,483,500,000.00	$0.0000927	$137,520.45

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts						$2,029,428,000.00		$188,127.98
	Total Fees Previously Paid								$188,127.98
	Total Fee Offsets								$0
	Net Fee Due								$0

(1)	Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Motive Capital Corp, a Cayman Islands exempted company (“Motive”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which, Motive’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Motive (after the Domestication), the continuing entity following the Domestication, which will be renamed “Forge Global Holdings, Inc.”.
(2)	The number of shares of common stock of Motive following the Domestication (“Domestication Common Stock”) being registered represents the number of Class A ordinary shares of Motive (“Motive Class A Shares”) underlying units of Motive (“Motive Units”) that were registered pursuant to the Registration Statement on Form S-1 (333-250947) and Registration Statement on Form S-1 MEF (333-251278) (collectively, the “IPO Registration Statements”) and offered by Motive in its initial public offering. The Motive Class A Shares automatically will be converted into Domestication Common Stock on a one-to-one basis in connection with the Domestication and pursuant to the terms of the Merger Agreement.
(3)	Estimated pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price is equal to the average high and low prices of Motive Class A Shares reported on The New York Stock Exchange as of September 30, 2021.
(4)	The number of public warrants to acquire shares of Domestication Common Stock (the “Domestication Public Warrants”) being registered represents the number of public warrants to acquire Motive Class A Shares (“Motive Public Warrants”) underlying Motive Units that were registered pursuant to and offered in the IPO Registration Statements. In connection with the Domestication, the terms of the Motive Public Warrants, pursuant to Section 4.5 of that certain Warrant Agreement, dated December 10, 2020, between Continental Stock Transfer & Trust Company and Motive (the “Warrant Agreement”), automatically will be modified to a right to acquire an equal number of shares of Domestication Common Stock.
(5)	Pursuant to Rule 457(g) under the Securities Act, no additional filing fee is paid with respect to the Domestication Public Warrants because the shares of Domestication Common Stock to be offered pursuant to the Domestication Public Warrants are also registered hereunder.
(6)	The number of shares of Domestication Common Stock being registered represents the number of Motive Class A Shares issuable upon exercise of the Motive Public Warrants.
(7)	The number of shares of Domestication Common Stock being registered represents the maximum number of shares of Domestication Common Stock issuable as securities merger consideration pursuant to the terms of the Merger Agreement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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